Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Richard Kehmeier, Chief Executive Officer, President, Secretary, Treasurer and Director of Goldfields International Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Amendment No. 1 to the Annual Report on Form 10-K of the Company for the year ended January 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Amendment No. 1 to the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 15, 2013

By: /s/ Richard Kehmeier
Name: Richard Kehmeier
Title: Principal Financial Officer, Chief Executive Officer, President, Secretary, Treasurer and Director

A signed original of this written statement required by Section 906 has been provided to Goldfields International Inc. and will be retained by Goldfields International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.